Exhibit 10.1

AMENDED AND RESTATED BOSTON THERAPEUTICS, INC.
2010 STOCK PLAN

1.           Establishment, Purpose and Term of Plan.

1.1           Establishment. The Boston Therapeutics, Inc. 2010 Stock Plan (formerly, Avanyx Therapeutics, Inc. 2010 Stock Plan (the “Plan”) was originally adopted by the Company effective as of June 16, 2010 (the “Effective Date”) and, subject to shareholder approval, was amended and restated on March 18, 2013.  The effective date of the amendment and restatement was September 7, 2013.

1.2           Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such Section), and the Plan shall be so construed.

1.3           Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that, to the extent required by applicable law, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.           Definitions and Construction.

2.1           Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)            “Award” means any Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right, Performance Unit Award, Performance Share Award, Cash-Based Award, or Other Stock-Based Award granted under the Plan.

(c)            “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)            “Board” means the Board of Directors of the Company.

(e)            “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(f)            “Change in Control” means, the occurrence of any of the following:

(i)            any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)            an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(cc)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors. Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(g)            “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(h)            “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.  For purposes of Awards intended to satisfy Section 162(m) of the Code, a committee must be composed of not less than two (2) non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulation § 1.162-27.

(i)            “Company” means Boston Therapeutics, Inc., a Delaware corporation, or any successor corporation thereto.

(j)            “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

(k)            “Covered Employee” means any key Employee who is or may become a “covered employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(l)             “Director” means a member of the Board.

(m)            “Disability” means the total and permanent disability of a person as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than an Incentive Stock Option, the Committee in its discretion may determined whether a permanent and total disability exists in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

(n)            “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(o)            “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(p)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is reduced.  The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

(r)            “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)            If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on such national or regional securities exchange or market system, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)           If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee using an average Stock price over a five-day trading period determined by the Committee prior to the commencement of such five-day trading period, and subject to the applicable requirements, if any, of Section 409A of the Code.

(s)            “Incentive Stock Option” means an Option granted to an Employee under Section 6 that is designated as an Incentive Stock Option (as set forth in the Award Agreement) and that is intended to meet the requirements of Section 422 of the Code, or any successor provision.

(t)           “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but who was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(u)           “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v)           “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(w)           “Net-Exercise” means a procedure by which the Company will reduce the number of shares of Stock issued upon exercise of an Option by the largest whole number of shares of Stock with an aggregate Fair Market Value on the date of exercise that is equal to or less than the aggregate exercise price and will receive cash from the Participant to the extent of any remaining balance of the aggregate exercise price.

(x)            “Nonstatutory Stock Option” means an Option granted to a Participant under Section 6 that is not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(y)            “Officer” means any person designated by the Board as an officer of the Company.

(a)            “Option” means a right granted under Section 6 to purchase Stock pursuant to the terms and conditions of the Plan. All Options may be Incentive Stock Options or Nonstatutory Stock Options.

(aa)           “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(bb)            “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(cc)            “Participant” means any eligible person who has been granted one or more Awards.

(dd)            “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ee)            “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(ff)           “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

(gg)           “Performance-Based Exception” means the exception for Performance-Based Compensation from the tax deductibility limitations of Section 162(m) of the Code.

(hh)           “Performance Measures” means measures as described in Section 19 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

(ii)           “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(jj)           “Restricted Stock Award” means Stock granted to a Participant pursuant to Section 7.

(kk)            “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ll)            “Section 409A” means Section 409A of the Code.

(mm)            “Section 409A Deferred Compensation” means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(nn)            “Securities Act” means the Securities Act of 1933, as amended.

(oo)            “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated for purposes of Awards granted under the Plan, and the effective date of and reason for such termination.

(pp)            “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(qq)            “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(rr)            “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.           Administration.

3.1           Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

3.2           Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3           Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4           Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)            to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b)            to determine the type of Award granted;

(c)            to determine the Fair Market Value of shares of Stock or other property;

(d)            to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v)  the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)            to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)            to approve one or more forms of Award Agreement;

(g)            to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;

(h)           to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;

(i)            to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j)            to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law;

(k)           to institute, subject to Board approval and without further approval from the Company’s stockholders, an Exchange Program and determine the terms and conditions thereof;

(l)           to establish and/or amend, without further approval from the Company’s stockholders, subplans and schedules with such terms and conditions necessary or appropriate to satisfy local law, regulations and customs; and

(m)           to determine whether any corporate event or transaction that results in the sale, spin-off or transfer of a Subsidiary, business group, operating unit, division, or similar organization constitutes a termination of employment (or services), and, if so, the effective date of such termination, for purposes of Awards granted under the Plan.

3.5           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.6           Consideration.  The Committee may provide the method for payment for shares of Stock purchased pursuant to an Award under any of the following methods as determined by the Committee, in its sole discretion: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) to the Company for repurchase previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Award price together with an assignment of the proceeds of the Stock repurchase to pay the Award price (provided that any such repurchase of Stock shall be subject to applicable laws); (c) by a cashless (broker-assisted) exercise; (d) by deducting from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award; (e) by Net-Exercise, (f) by promissory note (except for an executive officer or director or equivalent thereof, as prohibited under the Sarbanes-Oxley Act of 2002), (g) by a combination of (a), (b), (c), (d), (e) and/or (f); or (h) any other method approved or accepted by the Committee in its sole discretion.

4.           Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 7,500,000 which shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  The maximum number of shares of Stock that may be issued as Incentive Stock Options is 7,500,000.

4.2           Share Counting. If an outstanding Award for any reason lapses, expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, then the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 14.2 shall again be available for issuance under the Plan.  If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, or if shares of Stock are withheld from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, then such shares shall again be available for issuance under the Plan.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

4.3           Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the maximum share limitations, and in the exercise or purchase price per share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

5.           Eligibility and Option Limitations.

5.1           Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.  Incentive Stock Options may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code).

5.2           Participation in Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

6.           Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby and the terms, conditions and restrictions for such Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that the exercise price per share for an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Sections 424(a) and 409A of the Code.  With respect to an Employee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, and Subsidiary Corporation, or any Affiliate, the exercise price of Stock subject to an Incentive Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of such Stock on the effective date of grant.

6.2           Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.  With respect to an Employee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, and Subsidiary Corporation, or any Affiliate, no such Incentive Stock Option shall be exercisable later than the day before the fifth (5th) anniversary of the effective date of grant of such Incentive Stock Option.

6.3           Payment of Exercise Price.  Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option may be made by any method determined by the Committee, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options notwithstanding that such program or procedures may be available to other Participants.

6.4           Effect of Termination of Service.

(a)            Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)            Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)            Death. If the Participant’s Service terminates because of the death of the Participant, then the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(iii)            Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)            Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days (three (3) months in the case of Incentive Stock Options) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)            Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the Option Expiration Date.

6.5           Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

6.6           Incentive Stock Option Limit.  To the extent that the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the shares of Stock shall be determined as of the time the Option with respect to such Shares is granted.

6.7           Notification of Disqualifying Dispositions.   If any Participant makes any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

6.8           162(m) Limit.  For purposes of the Performance-Based Exception, no Participant will be granted an Option covering more than 50,000 shares of Stock during any fiscal year.  Notwithstanding the limitation in previous sentence, an Employee may be granted Options covering up to an additional 150,000 shares of Stock in connection with his or her initial service as an Employee.

7.           Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award and the terms, conditions and restrictions for such Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1           Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals.

7.2           Purchase Price. If required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

7.3           Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to Section 7.2 shall be made (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

7.4           Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 7.7. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.5           Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.4 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

7.6           Effect of Termination of Service. The effect of termination of employment on a Participant’s Restricted Stock Award shall be set forth in the Award Agreement evidencing such Restricted Stock Award.

7.7           Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

7.8           Section 83(b) Election.  The Committee may provide in an Award Agreement that a Restricted Stock Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

7.9           162(m) Limit.  For purposes of the Performance-Based Exception, no Participant will be granted an aggregate of more than 50,000 shares of Restricted Stock during any fiscal year.  Notwithstanding the limitation in previous sentence, an Employee may be granted up to an additional 150,000 shares of Restricted Stock in connection with his or her initial service as an Employee.

8.             RESERVED.

9.             RESERVED.

10.           RESERVED.

11.           RESERVED.

12.           Standard Forms of Award Agreements.

12.1           Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

12.2           Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.           Change in Control.

13.1           Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A if applicable, the Committee may provide for any one or more of the following:

(a)            Accelerated Vesting. The Committee may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

(b)            Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)            Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2           Federal Excise Tax Under Section 4999 of the Code.

(a)            Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)            Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 13.2(b).

14.           Tax Withholding.

14.1           Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

14.2           Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

15.           Compliance with Law.

15.1           Securities Laws.  The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.2            Currency Laws.  The grant of Awards and the issuance of shares of Stock or payment of cash pursuant to any Award shall be compliance with all applicable requirements of foreign law with respect to currency exchange and currency transfer.

16.           Compliance with Section 409A.

16.1           Awards Subject to Section 409A. The provisions of this Section shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

(a)            Any Nonstatutory Stock Option having an exercise price per share less than the Fair Market Value determined as of the date of grant of such Option or that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares acquired pursuant to the exercise of the option first become substantially vested.

(b)            Any Restricted Stock Award that either provides by its terms, or under which the Participant makes an election, for settlement of all or any portion of the Award either (i) on one or more dates following the end of the Short-Term Deferral Period (as defined below) or (ii) upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

Subject to U.S. Treasury Regulations promulgated pursuant to Section 409A (“Section 409A Regulations”) or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

16.2           Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or Section 409A Regulations or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

(a)            All Elections must be in writing and specify the amount (or an objective, nondiscretionary formula determining the amount) of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

(b)            All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A (and is based on a performance period of at least 12 consecutive months), then the Election may be made no later than six (6) months prior to the end of the performance period, provided that the Participant’s service is continuous from the later of the beginning of the performance period or the date on which the performance goals are established through the date such election is made and provided further that no election may be made after the compensation has become readily ascertainable (as provided by Section 409A Regulations).

(c)            Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

16.3           Subsequent Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

(a)            No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b)            Each subsequent Election related to a distribution in settlement of an Award not described in Section 16.4(b), 16.4(c) or 16.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c)            No subsequent Election related to a distribution pursuant to Section 16.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

16.4           Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, no distribution in settlement of an Award subject to Section 409A may commence earlier than:

(a)            The Participant’s separation from service (as defined by Section 409A Regulations);

(b)            The date the Participant becomes Disabled (as defined below);

(c)            The Participant’s death;

(d)            A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 and/or 16.3, as applicable;

(e)            A change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined by Section 409A Regulations); or

(f)            The occurrence of an Unforeseeable Emergency (as defined by Section 409A Regulations).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined by Section 409A Regulations) of the Company, no distribution pursuant to Section 16.4(a) in settlement of an Award subject to Section 409A may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

16.5           Unforeseeable Emergency. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts reasonably necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes or penalties reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum within 90 days of the occurrence of Unforeseeable Emergency and following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

16.6           Disabled. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(a)            the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b)            the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing within 90 days following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum within 90 days following the date the Participant becomes Disabled.

16.7           Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election, or, if the Participant has made no Election with respect to distributions upon death, in a lump sum, within 90 days following the Participant’s death and following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

16.8           No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

17.           Amendment or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be no amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.

18.           Miscellaneous Provisions.

18.1           Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2           Forfeiture Events.

(a)            The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)            If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

(c)           All outstanding Awards and shares of Stock issued pursuant to an Award held by a Participant will be forfeited in their entirety (including as to any portion of an Award or shares of Stock subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Participant, without the consent of the Company, while employed or in service, as the case may be, or within twelve (12) months after termination of employment or service, establishes an employment or similar relationship with a competitor of a Participating Company or engages in any similar activity (including passive investment, but excluding ownership of 1% or less of the shares of a competitor) that is in conflict with or adverse to the interests of a Participating Company, as determined by the Committee in its sole discretion; provided, that if a Participant has sold shares of Stock issued upon exercise or settlement of an Award within six (6) months prior to the date on which the Participant would otherwise have been required to forfeit such shares of Stock or the Award under this subsection as a result of the Participant’s competitive or similar acts, then the Company will be entitled to recover any and all profits realized by the Participant in connection with such sale.

(d)             All outstanding Awards and shares of Stock issued pursuant to an Award held by a Participant will be forfeited in their entirety (including as to any portion of an Award or shares of Stock subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Participant, without the consent of the Company, while employed or in service, as the case may be, or within twelve (12) months after termination of employment or service, solicits any employee, client, or vendor to engage in employment or similar relationship with a competitor of a Participating Company or to engage in any similar activity (including passive investment) that is in conflict with or adverse to the interests of a Participating Company, as determined by the Committee in its sole discretion; provided, that if a Participant has sold shares of Stock issued upon exercise or settlement of an Award within six (6) months prior to the date on which the Participant would otherwise have been required to forfeit such shares of Stock or the Award under this subsection as a result of the Participant’s acts, then the Company will be entitled to recover any and all profits realized by the Participant in connection with such sale.

18.3           Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4           Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5           Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.6           Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7           Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8           Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

18.9           Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.10           No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.11           Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.12           Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

18.13           Nontransferability of Awards.  Unless otherwise determined by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant or the Participant’s guardian or legal representative.

19.           Compliance with Section 162(m).

The Company intends that the Awards granted to Covered Employees shall satisfy the requirements of the Performance-Based Exception, unless otherwise determined by the Committee when the Award is granted.  Accordingly, the terms of this Plan, including the definition of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder.  Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a fiscal year.  If any provision of the Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with such Award upon attainment of the applicable performance objectives.  Payment of any amount that the Company reasonably determines would not be deductible by reason of Section 162(m) of the Code shall be deferred until the earlier of the earliest date on which the Company reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

19.1           Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)           Financial Goals.

(i)            Revenues

(ii)            EBITDA

(iii)           Net Income

(iv)           Earnings per share

(v)            Debt level

(vi)           Cost reduction targets

(vii)          Cash flow from operations

(viii)          Equity ratios

(ix)            Interest generated on cash

(x)             Weighted average cost of capital

(xi)            Return on assets

(xii)           Return on investment

(xiii)          Capital raised from sales of equity

(xiv)          Bank loan lines

(xv)           Capital raised from sales of debt

(xvi)          Expenses

(xvii)         Working capital

(xviii)        Operating or profit margin

(xix)           Return on equity or capital employed

(xx)            Booking and billing

(b)           Corporate and Other Goals.

(i)              Total stockholder return

(ii)              Goals related to acquisitions

(iii)              Investments

(iv)           Satisfactory internal or external audits

(v)            Achievement of balance sheet or income statement objectives

(vi)           Market share

(vii)          Assets

(viii)         Asset sale targets

(ix)            Number of new customers

(x)             Increase in customer size

(xi)            Employee retention/attrition rates

(xii)           Improvement of financial ratings

(xiii)          Charge-offs

(xiv)          Fair Market Value of Stock

(xv)           Regulatory compliance

(xvi)          Major exchange listing

(c)           Operating Goals.

 (i)            Operating efficiency

(ii)            Ability of MIS to meet agreed targets

(iii)           Objective customer satisfaction measures

(iv)            Limit on mistakes in SCM

Any Performance Measure(s) may be used to measure the performance of the Company, any Subsidiary Corporation, or an Affiliate as a whole or any business unit of the Company, any Subsidiary Corporation, or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section.

Notwithstanding the foregoing, for each Award designed to qualify for the Performance-Based Exception, the Committee shall establish and set forth in the Award the applicable performance goals for that Award no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the Award to qualify for the Performance-Based Exception and the Committee shall be satisfied that the attainment of such Performance Measure(s) shall represent value to the Company in an amount not less than the par value of any related Performance Shares.

19.2           Evaluation of Performance.  Subject to Section 19.3, the Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs and other asset revaluations, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) changes in material liability estimates.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

19.3           Adjustment of Performance-Based Compensation.  The degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied.  The Committee shall have the sole discretion to adjust the determinations of the value and degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).

19.4           Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 19.1.